Exhibit 99.1

On February 7, 2024, Berry Global Group, Inc. (“Berry”) entered into certain definitive agreements with Glatfelter Corporation (“Glatfelter”) and certain of their respective subsidiaries that for a series of transactions including the spinoff of the global nonwovens and hygiene films business (the “HHNF Business”) of Berry and subsequent merger of the HHNF Business with and into a subsidiary of Glatfelter (collectively, the “Spinoff Transaction”). The HHNF Business that Berry has agreed to spinoff generated net sales of $2,275 million for the fiscal year ended September 30, 2023, and had total assets of $3,027 million at September 30, 2023.